UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2008

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure

On July 16, 2008, Digimarc Corporation (the “Company”) issued a press release announcing that it will host a webcast conference call on Friday, July 18, 2008, beginning at 8:00 a.m. PT / 11:00 a.m. ET (the “Webcast”), to discuss the new spin-off Company, DMRC Corporation, which will own the digital watermarking business.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

A replay of the Webcast will be available at the Company’s web site through August 1, 2008. The slides to be presented at the Webcast will also be available on the Company Presentations section of the Company’s Investors page at www.Digimarc.com.

With the exception of historical information contained in the attached exhibit, the matters described therein contain certain “forward-looking statements.”  Forward-looking statements may include the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import.  Forward-looking statements made by the Company are based on management’s current expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to risk factors, including changes in economic, business, competitive, technological, and/or regulatory factors. More detailed information about these risk factors is set forth in filings made with the Securities and Exchange Commission (i) by DMRC Corporation in the Registration Statement on Form 10 filed on June 23, 2008, including the information statement filed as exhibit 99.1 to the Registration Statement, and (ii) by the Company in its annual report on Form 10-K for the year ended December 31, 2007, and its quarterly report on Form 10-Q for the quarter ended March 31, 2008.  The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this report.

Item 9.01.       Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Digimarc Corporation, dated July 16, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2008

	By:	/s/ Bruce Davis
Bruce Davis
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Digimarc Corporation, dated July 16, 2008.